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                                                                    Exhibit 10.5

                                PROMISSORY NOTE
                                ---------------

$100,000,000
                                                             Englewood, Colorado
                                                               February 23, 2001

          FOR VALUE RECEIVED, the receipt and sufficiency of which each of the undersigned, Liberty Media Corporation ("LMC") and LDIG Gamenet, Inc. ("Gamenet," and together with LMC, "Makers"), hereby acknowledges, Makers hereby jointly and severally promise to pay to the order of Sony Pictures Cable Ventures I Inc. and TGSC Management, Inc. (together, "Payees"), at Culver Studios, Building C, Suite 211, Culver City, California 90232-3195, or at such other place as Payees may from time to time designate by written notice to Makers, in lawful money of the United States of America, the sum of ONE HUNDRED MILLION DOLLARS (US $100,000,000) plus interest from the date of this Note on the unpaid balance. All principal and interest is to be paid without setoff or counterclaim as set forth below. Makers further agree as follows:

     Section 1.  Interest.
                 --------

               (a) Except as provided in Section 1(c), this Note will bear interest at a per annum rate of 5.81875% from the date hereof until this Note is paid in full. Gamenet, as primary obligor with respect to interest from the date hereof to the Due Date (as defined below), shall pay the interest from the date hereof to February 22, 2002 (the "Due Date") by delivery of 692,835 shares of the Series A Common Stock of Liberty Digital, Inc.; provided that, to the extent Gamenet fails to pay such interest within five business days of the date hereof, Makers shall pay interest in cash in the amount of $5,818,750 within one business day of such failure.

               (b) Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

               (c) After the Due Date, all unpaid principal and accrued interest shall bear interest until it is paid at two percent (2%) in excess of the interest rate otherwise applicable to the unpaid balance under this Note and will be paid at the time of any payment of principal.

               (d) All agreements between Makers and Payees are expressly limited so that in no contingency or event whatsoever shall the interest paid or agreed to be paid to Payees for the use, forbearance, or detention of the indebtedness evidenced by this Note exceed the maximum rate permissible under applicable law (the "Maximum Rate"). If under any circumstance Payees should ever receive an amount which would represent interest in excess of the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

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     Section 2.  Payments.
                 --------

               (a) All outstanding amounts owing under this Note, including unpaid interest and principal, shall be due and payable on the Due Date.

               (b) Makers shall have no right to prepay this Note, and the interest paid pursuant to Section 1(a) shall be non-refundable.

               (c) If at any time any payment or performance of this Note is refunded or must otherwise be returned by Payees or either of them upon any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under state or federal law, Makers shall thereupon jointly and severally owe such payment or performance hereunder, all as though such payment or performance had not been made.

     Section 3.  Default. Upon the occurrence of any of the following events
                 -------
(each an "Event of Default") then Payees may declare all amounts owed pursuant to this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable:

               (a) LMC commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

               (b) a proceeding shall be commenced against LMC under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute, and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after commencement thereof; or

               (c) LMC consents to or suffers the appointment of a receiver, trustee, or custodian to any substantial part of its assets that is not vacated within thirty (30) days.

     Section 4.  Waivers.
                 -------

               (a) Each of Makers hereby waives (i) notice of acceptance of this Agreement and of any action by any Payee in reliance thereon, (ii) presentment, demand of payment, notice of dishonor or nonpayment, protest, notice of protest and all other notices or demands of any kind or nature with respect to this Note, and giving any notice of default or other notice to, or making any demand on anyone (including without limitation either of Makers) liable in any manner for the payment of this Note, and (C) any right to require Payees or either of them to proceed initially against the other Maker of this Note or marshal any assets upon any default in the payment of this Note.

               (b) Either Payee may at any time and from time to time without the consent of or notice to either Maker and without increasing, impairing or releasing the obligations of such Maker hereunder exercise or refrain from exercising any right or remedy against any obligor on this

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Note, including such Maker. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of the liability of either Maker hereunder arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law hereinafter initiated by or against such Maker will not affect, modify, or discharge the liability of the other Maker hereunder in any manner and this Note shall remain in full force and effect and shall be enforceable against such other Maker to the same extent and with the same effect as if such proceedings had not been instituted.

          (c) The liability of each of Makers hereunder is absolute and unconditional, primary, direct and immediate and, except as provided below, shall be valid and binding upon such Maker regardless of (x) any invalidity, irregularity, defect or unenforceability of or in this Note or any other obligation or agreement of either Maker, (y) any action or inaction by either Payee or (z) any other circumstance which might otherwise constitute a defense available to, or a discharge or release of, any obligor on this Note by operation of law except for payment in full of all principal and interest under this Note.

          (d) No failure or delay on the part of Payees or either of them in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Payees hereunder are cumulative and concurrent and not exclusive of any other rights or remedies either Payee may have.

          (e) Each Maker hereby waives and releases all relief from any and all appraisement, stay or execution law of any state now in force or hereafter enacted.

          (f) No set-off, permissive counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature that either Maker has or may have against the other Maker or either Payee, except payment in full of all principal and interest under this Note, shall affect, modify or impair such Maker's obligations hereunder. Any claim that such Maker now or hereafter has against the other Maker by way of subrogation under this Agreement or otherwise shall be fully subordinate in lien and payment to any claim that either Payee now or hereafter has against such other Maker.

          (g) Until this Note is indefeasibly paid in full, each Maker hereby waives any claim, remedy or other right it may now or hereafter acquire hereunder against the other Maker that arises from the existence or payment of this Note, including without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification against such other Maker, whether or not such claim, remedy or right arises in equity, under contract, statute, or common law.

          (h) Each of Makers hereby agrees that a waiver of rights under this Note shall not be deemed to be made by Payees unless such waiver shall be in writing, duly signed by Payees, and that each such waiver, if any, shall apply only with respect to the specific instance involved and shall

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in no way impair the rights of Payees or the obligations of either of Makers in any other respect at any other time.

          (i) Each of Makers agrees that in the event Payees demand or accept partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

          (j) Without limiting the generality of the foregoing, for the purpose of more completely effectuating the enforceability of this Note in accordance with its terms in the event that (notwithstanding the provisions of Section 7(b) hereof, which Makers intend be fully effective in every respect) any provision of this Note is for any reason and/or to any extent held to be subject to or governed by California law, each Maker hereby expressly waives (A) pursuant to California Civil Code Section 2856(a)(1), all of such Maker's rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to such Maker by reason of California Civil Code Sections 2787 to 2855, inclusive, and (B) pursuant to California Civil Code Section 2856(a)(2), all rights or defenses such Maker may have in respect of its obligations hereunder by reason of any election of remedies by Payees or either of Payees, even if that election of remedies has destroyed such Maker's rights of subrogation and reimbursement against the other Maker.

     Section 5. Collection Costs. Makers will upon demand pay to Payees the
                ----------------
amount of any and all reasonable costs and expenses including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payees may incur in connection with the enforcement of this Note.

     Section 6. Assignment of Note. Makers will not be permitted to assign
                ------------------
or transfer this Note or any of its obligations under this Note in any manner whatsoever except with the prior written consent of Payees.

     Section 7. Miscellaneous.
                -------------

          (a) This Note may be modified only by prior written agreement signed by the party against whom enforcement of any waiver, change, or discharge is sought.

          (b) This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to such state's principles of conflict of laws.

          (c) Subject to Section 6, the covenants, terms, and conditions contained in this Note apply to and bind the successors and assigns of the parties.

          (d) This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, is a complete and exclusive

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statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

          (e) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing (including a written communication sent by telecopier) and may be given to or made upon the respective parties at the following mailing addresses:

          Payees:   c/o Sony Pictures Entertainment Inc.
                    Culver Studios, Building C
                    Suite 211
                    Culver City, California 90232-3195
                    Attention: Len Grossi
                    Fax:  310/202-3404

          Makers:   c/o Liberty Media Corporation
                    9197 South Peoria Street
                    Englewood, Colorado 80112
                    Attention: General Counsel
                    Fax:  720/875-5382

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.

          (f)  Time is of the essence under this Note.

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     IN WITNESS WHEREOF, Makers have executed this Note effective as of the date first set forth above.

                                        LIBERTY MEDIA CORPORATION


                                        By:   ----------------------------------
                                        Name: ----------------------------------
                                        Its:  ----------------------------------


                                        LDIG GAMENET, INC.


                                        By:   ----------------------------------
                                        Name: ----------------------------------
                                        Its:  ----------------------------------

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